EXHIBIT 22 - SUBSIDIARIES OF REGISTRANT




                                  - DRB LTD. -


                             - FIRST CAREER CORP. -


                   -DRB MANAGEMENT & CONSULTING SERVICES, INC.-


                  -CAREER ADVISORY & MANAGEMENT SERVICES, INC.-